SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TORCHMARK CORPORATION	TORCHMARK CAPITAL TRUST III
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

DELAWARE	DELAWARE
(State of incorporation or organization of registrant)	(State of incorporation or organization of registrant)

63-0780404	20-4759756
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

c/o LARRY M. HUTCHISON, ESQ.

Executive Vice President and General Counsel

Torchmark Corporation

3700 South Stonebridge Drive

McKinney, Texas 75070

(Address of principal executive offices of each registrant)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-133646, 333-133646-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7.100% Trust Preferred Securities issued by Torchmark Capital Trust III and the Preferred Securities Guarantee by Torchmark Corporation with respect thereto	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:     None

Item 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

This Registration Statement relates to the 7.100% Trust Preferred Securities (the “Trust Preferred Securities”) of Torchmark Capital Trust III, a Delaware statutory trust (“Capital Trust III”), guaranteed by Torchmark Corporation (the “Company”) to the extent set forth in the Preferred Securities Guarantee Agreement (the “Preferred Securities Guarantee”) of the Company. Descriptions of the Trust Preferred Securities and the Preferred Securities Guarantee are set forth under the captions “Description of the TOPrS” and “Description of the TOPrS Guarantee” in the Prospectus Supplement filed on June 5, 2006 with the Securities and Exchange Commission (the “Commission”) by the Company and Capital Trust III pursuant to Rule 424(b) under the Securities Act of 1933 as a supplement to the base Prospectus filed with the Commission in the Company’s and Capital Trust III’s Registration Statement on Form S-3 (Registration Nos. 333-133646 and 333-133646-01), filed with the Securities and Exchange Commission on April 28, 2006, and which became automatically effective on April 28, 2006.

Item 2.	EXHIBITS.

2.1	Registration Statement on Form S-3 (Registration No. 333-133646) filed with the Securities and Exchange Commission on April 28, 2006 by Torchmark Corporation and Torchmark Capital Trust III (the “Registration Statement”) is incorporated herein by reference.

2.2	Declaration of Trust of Torchmark Capital Trust III, dated as of April 25, 2006, between Torchmark Corporation, as Sponsor, and The Bank of New York Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit No. 4.3 to the Registration Statement).

2.3	Amended and Restated Declaration of Trust of Torchmark Capital Trust III, dated as of June 8, 2006, between Torchmark Corporation, as Sponsor, and The Bank of New York Trust Company, N.A., as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee (incorporated herein by reference to Exhibit No. 4.1 to Torchmark Corporation’s Current Report on Form 8-K filed with the Commission on June 8, 2006).

2.4	Junior Subordinated Indenture relating to the 7.100% Junior Subordinated Debentures, dated as of November 2, 2001, by and between Torchmark Corporation and The Bank of New York Trust Company, N.A., as successor Indenture Trustee (incorporated herein by reference to Exhibit No. 4.3 to Torchmark Corporation’s Current Report on Form 8-K filed with the Commission on November 2, 2001).

2.5	Officer’s Certificate pursuant to Sections 2.1 and 2.3 of the Junior Subordinated Indenture, dated as of June 8, 2006, establishing the terms of the 7.100% Junior Subordinated Debentures (incorporated herein by reference to Exhibit No. 4.4 to Torchmark Corporation’s Current Report on Form 8-K filed with the Commission on June 8, 2006).

2.6	Preferred Securities Guarantee Agreement, dated as of June 8, 2006, between Torchmark Corporation, as Guarantor, and The Bank of New York Trust Company, N.A., as Guarantee Trustee, with respect to the Trust Preferred Securities (incorporated herein by reference to Exhibit No. 4.6 to Torchmark Corporation’s Current Report on Form 8-K filed with the Commission on June 8, 2006).

2.7	Form of Trust Preferred Security (incorporated herein by reference to Exhibit No. 4.2 to Torchmark’s Current Report on Form 8-K filed with the Commission on June 8, 2006).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

TORCHMARK CORPORATION

By:	/S/ MICHAEL J. KLYCE
Michael J. Klyce Vice President and Treasurer

TORCHMARK CAPITAL TRUST III

By:	/S/ MICHAEL J. KLYCE
Michael J. Klyce Regular Trustee

Dated: June 8, 2006